Exhibit 99.1

                     RARE Hospitality International Reports
      Fourth-Quarter Same-Store Sales and Updates Fourth-Quarter Guidance; Affirms Established Earnings Guidance for First-Quarter Fiscal 2005

    ATLANTA--(BUSINESS WIRE)--January 11, 2005--

        Increases Restaurant Opening Target for Full-Year 2005

    RARE Hospitality International, Inc. (NASDAQ: RARE), today announced same-store sales results for its three concepts for its fiscal fourth quarter ended December 26, 2004. For the fourth quarter, same-store sales increased 2.8% for LongHorn Steakhouse, were 1.2% lower for Bugaboo Creek Steak House and increased 9.1% for The Capital Grille, compared with the fourth quarter of fiscal 2003. For full-year fiscal 2004, same-store sales increased 5.0% for LongHorn, 2.2% for Bugaboo Creek and 11.1% for The Capital Grille, compared with fiscal 2003.
    RARE also today updated its guidance for fourth-quarter 2004 earnings per diluted share. Including the previously reported non-cash FAS No. 144 impairment charge of $2.7 million ($1.8 million after tax, or $0.05 per diluted share), RARE currently expects earnings per diluted share in a range of $0.30 to $0.31 for the fourth quarter of fiscal 2004, or a range of $0.35 to $0.36 excluding the FAS No. 144 charge. The Company excludes this charge to provide a better measure of the ongoing operating performance of its restaurants and, while this adjustment should not be considered as a substitute for GAAP earnings per diluted share, the Company believes it useful to investors to provide results on the same basis used by management and most industry analysts. The Company's previous guidance was for earnings per diluted share in a range of $0.36 to $0.37 for the fourth quarter of fiscal 2004. The Company noted that higher-than-anticipated cost of restaurant sales during the quarter affected net earnings by slightly more than $0.01 per diluted share. RARE expects to announce its full financial results for the fourth quarter of fiscal 2004 after the market closes on February 9, 2005.
    In addition, the Company today affirmed its established targeted earnings for first-quarter fiscal 2005 in a range of $0.45 to $0.47 per diluted share. This guidance is based on an assumed comparable-quarter same-store sales increase in a range of 2% to 3% for LongHorn, 1% to 2% for Bugaboo Creek and 4% to 5% for The Capital Grille, and an increase in cost of restaurant sales as compared to the first quarter of fiscal 2004. Additionally, during fiscal 2005, the Company now plans to open 26 to 27 LongHorn Steakhouse restaurants, three Bugaboo Creek restaurants, and two to three The Capital Grille restaurants. Previous guidance included 24 to 25 LongHorn Steakhouse restaurants.
    Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions regarding financial and operating matters; the Company's ability to identify and secure suitable locations for new restaurants on acceptable terms, open the anticipated number of new restaurants on time and within budget, achieve anticipated rates of same store sales, hire and train additional restaurant personnel and integrate new restaurants into its operations; the continued implementation of the Company's business discipline over a large restaurant base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; unusual weather patterns or events; changes in customer dining patterns; the impact of any negative publicity or public attitudes related to the consumption of beef; unforeseen increases in commodity pricing; disruption of established sources of product supply or distribution; competitive pressures from other national and regional restaurant chains; legislation affecting the restaurant industry; business conditions, such as inflation or a recession, or other negative effect on dining patterns, or some other negative effect on the economy, in general, including (without limitation) war, insurrection and/or terrorist attacks on United States soil; growth in the restaurant industry and the general economy; changes in monetary and fiscal policies, laws and regulations; and other risks identified from time to time in the Company's SEC reports, including the annual report on Form 10-K for 2003 and its current reports on Form 8-K, registration statements, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
    RARE Hospitality International, Inc. currently owns, operates and franchises 264 restaurants, including 214 LongHorn Steakhouse restaurants, 28 Bugaboo Creek Steak House restaurants and 20 The Capital Grille restaurants.


    CONTACT: RARE Hospitality International, Inc., Atlanta
             W. Douglas Benn, 770-399-9595